Exhibit 10.6

AWARD AGREEMENT
(Nonqualified Stock Option)

You have been granted the following option to purchase common stock of Diplomat Pharmacy, Inc. as set forth below.

The following summary is qualified in its entirety by the terms of this Agreement and the 2007 Stock Option Plan:

Grantee:	Date of Grant:

Address:	Expiration Date:

Exercise Price
Total:

Exercise Price
Per Share:

No. of Class A Voting Shares:	Option No.	NQSO-

No. of Class B Non-Voting Shares:	Type of Option:	Nonqualified Stock Option

Vesting: This option will vest and you may exercise it under Section 3 of this Award Agreement.

Exercise/Purchase: Once options vest, you may exercise them and purchase Shares by paying the exercise price above to the Company.  The Company has no obligation to repurchase options or Shares from you at any time but may elect to purchase Shares under the terms of the Buy/Sell Agreement.

Termination of Options: Your options will terminate on the earlier of the Expiration Date above or as follows: Unvested options — upon termination of your Service (regardless if for cause).  Vested Options —Three (3) months after termination of your Service except for death or disability (in which case options terminate one (1) year after termination of Service) or for if you are terminated for cause (all vested options may be immediately forfeited).

Rights as a Shareholder — Options do not give you any rights as a Shareholder.  Once you exercise and purchase Shares, you will be a Shareholder and you will be subject to the terms of the Buy Sell Agreement applicable to Shareholders and which agreement places significant restrictions on your ability to transfer Shares.

THE OPTIONS AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED HEREBY ARE ISSUED SUBJECT TO CERTAIN RESTRICTIONS UNDER THE DIPLOMAT PHARMACY, INC. 2007 STOCK OPTION PLAN, AS AMENDED AND

RESTATED (THE “PLAN”), INCLUDING, WITHOUT LIMITATION, THE RESTRICTIVE COVENANTS CONTAINED IN SECTION 9 OF THE PLAN.  A COPY OF THE PLAN IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

THE OPTIONS AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE COMPANY’S ARTICLES OF INCORPORATION, THE BYLAWS OF THE COMPANY AND A BUY/SELL AGREEMENT (THE “BUY/SELL AGREEMENT”), WHICH MUST BE EXECUTED AND DELIVERED TO THE COMPANY AS A CONDITION TO THE EXERCISE OF ANY OPTIONS HEREUNDER.  COMPLETE AND CORRECT COPIES OF THE COMPANY’S ARTICLES AND BYLAWS ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE OPTIONS AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

This Award Agreement (“Agreement”) is made as of the Date of Grant set forth above between DIPLOMAT PHARMACY, INC., d/b/a Diplomat Specialty Pharmacy, a Michigan corporation (the “Company”), and the grantee named above (“Grantee”).

The Diplomat Pharmacy, Inc. 2007 Stock Option Plan, as amended and restated (the “Plan”), is administered by the Company’s Board of Directors (the “Board”).  The Board has determined that Grantee is eligible to participate in the Plan.  The Board has granted this Option to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

Grantee acknowledges receipt of a copy of the Plan and accepts this Option subject to all of the terms, conditions and provisions of this Agreement and the Plan.  Capitalized terms used herein but not defined herein have the meaning ascribed to such terms in the Plan.

1.             Grant.  The Company hereby grants to Grantee an Option to purchase the number of Shares as set forth above.

2.             Price.  The Exercise Price per Share is set forth above (subject to adjustment as provided in the Plan).

3.             Term and Vesting.  The right to exercise this Option shall commence in accordance with the following schedule (in each case rounded to the nearest whole number of shares):

This one percent (1%) shall vest based on the financial performance of the Company, as follows:

•                                          The first 25% of each of the Class A Voting and Class 13 Non-Voting Shares optioned under this section will vest upon Company generating an EBITDA of $    million or sales of $    billion per year.

•                                          An additional 25% of each of the Class A Voting and Class B Non-Voting Shares optioned under this section will vest upon Company generating an EBITDA of $   million or sales of $   billion per year.

•                                          The remaining 50% of each of the Class A Voting and Class B Non-Voting Shares optioned under this section will vest upon Company generating an EBITDA of $   million or sales of $    billion per year.

In the event of a Change in Control of the Company, as defined in the Plan, all unvested Options will immediately terminate unless otherwise determined by a vote of the Board of Directors of the Company.

4.             Exercise.  Grantee shall exercise this Option by giving the Company a written notice of the exercise of this Option.  The notice shall set forth the number of shares to be purchased.  For each Class A Voting share that Grantee elects to purchase, Grantee is also required to purchase 19 Class B Non-Voting shares.  The notice shall be effective when received by the President at the Company’s main office, accompanied by full payment (as set forth below) of the option price plus the amount of any taxes required by the Company to be withheld and an executed Subscription Agreement and Buy/Sell Agreement, in a form provided by the Company.  The Company will deliver to Grantee a certificate or certificates for such shares; provided, that the time of delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of any applicable stock exchange or quotation system (if applicable).  If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the Shares, Grantee’s right to exercise the Option with respect to such undelivered Shares shall terminate.

5.             Payment by Grantee.  When exercising the Option, Grantee shall pay the Company in cash or by certified check or wire transfer of immediately available funds.

6.             Transferability.  The Plan provides that this option is generally not transferable by Grantee except by will or the laws of descent and distribution, and is exercisable during Grantee’s lifetime only by Grantee.  Further, Shares issued upon exercise of this Option are subject to the provisions of the Buy/Sell Agreement between Grantee and the Company.  The Buy/Sell Agreement places restrictions on the transfer of the Shares and gives the Company and other shareholders the right, but not the obligation, to purchase Shares upon the death of Grantee and under certain other circumstances.  The Company may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing Shares issued pursuant to the exercise of this Option, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

7.             Termination.  This Option shall terminate at the times provided in the Plan.

8.             Shareholder Rights.  Grantee shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of issuance of a stock certificate to the Grantee for such Shares.

9.             Employment by the Company.  The grant of this option shall not impose upon the Company or any affiliate any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment.  The Company or any subsidiary may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or otherwise, unless otherwise expressly provided in any written agreement with Grantee.

10.          Certifications.  Grantee hereby represents and warrants that Grantee is acquiring the Option granted under this Agreement for Grantee’s own account and investment and without any intent to resell or distribute the Shares upon exercise of the Option.  Grantee shall not resell or distribute the Shares received upon exercise of the Option except in compliance with such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

11.          Effective Date.  This Option shall be effective as of the Date of Grant.

12.          Amendment.  Except as otherwise provided by the Plan, this Option shall not be modified except in a writing executed by the parties hereto.

13.          Agreement Controls.  The Plan is incorporated in this Agreement by reference.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

14.          Administration.  The Board has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan.  All determinations not inconsistent with the Plan and this Agreement made by the Board shall be final, conclusive and binding on Grantee.

15.          Illegality.  Grantee will not exercise this Option, and the Company will not be obligated to issue any Shares to the Grantee under this Option, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Grantee or the Company of any provisions of any law, order or regulation of any governmental authority.

GRANTEE ACKNOWLEDGES THAT HE/SHE HAS READ THE ABOVE AGREEMENT AND UNDERSTANDS IT, INCLUDING THE VESTING AND EXERCISE PROVISIONS

AND ACKNOWLEDGES THAT THE COMPANY HAS NO OBLIGATION TO REPURCHASE OPTIONS OR SHARES FROM GRAN FEE.

This Award Agreement is executed as of the Date of Grant set forth above.

DIPLOMAT PHARMACY, INC., D/B/A
DIPLOMAT SPECIALTY PHARMACY

By:

Grantee:

Signature